                       UNITED ASSET MANAGEMENT CORPORATION
                                                                      Exhibit 11
                       CALCULATION OF EARNINGS PER SHARE
                    (In thousands, except per-share amounts)
                                   (Unaudited)


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                                                               Income                Shares          Per-Share
                                                             (Numerator)         (Denominator)         Amount
--------------------------------------------------------------------------------------------------------------
For the three-month period ended March 31, 1998
Basic Earnings per Share
Income available to common
      shareholders                                           $ 22,098,000          69,542,000            $.32
                                                                                                      -------
                                                                                                      -------
Effect of Dilutive Securities (1)                                  -                2,345,000
                                                             ------------          ----------

Diluted Earnings per Share
Income available to common
      shareholders + assumed conversions                     $ 22,098,000          71,887,000            $.31
                                                             ------------          ----------         -------
                                                             ------------          ----------         -------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
For the three-month period ended March 31, 1997
Basic Earnings per Share
Income available to common
      shareholders                                           $ 24,055,000          69,332,000            $.35
                                                                                                      -------
                                                                                                      -------
Effect of Dilutive Securities (1)                                  -                4,143,000
                                                             ------------          ----------

Diluted Earnings per Share
Income available to common
      shareholders + assumed conversions                     $ 24,055,000          73,475,000            $.33
                                                             ------------          ----------         -------
                                                             ------------          ----------         -------
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

(1) Options on 1,815,000 and 163,000 shares of common stock and warrants on 1,530,000 and 708,000 shares of common stock were outstanding during the three-month periods ended March 31, 1998 and 1997, respectively, but were not included in computing diluted earnings per share because their effects were antidilutive.



                                      F-9